SUB-ITEM 77I

Julius Baer Investment Funds

Effective October 30, 2007, Class R shares were added to the Julius Baer Total Return Fund.  Submission of the terms of Class R shares is incorporated by reference to Post-Effective Amendment No. 46 to the Registration Statement filed on Form Type 485BPOS on October 29, 2007 (Accession No. 0000930413-07-008233).

Effective October 30, 2007, Consultant Class shares were added to the Julius Baer Total Return Fund, Julius Baer Global High Income Fund, Julius Baer U.S. Microcap Fund, Julius Baer U.S. Smallcap Fund, Julius Baer U.S. Midcap Fund and Julius Baer U.S. Multicap Fund.  Submission of the terms of Class R shares is incorporated by reference to Post-Effective Amendment No. 46 to the Registration Statement filed on Form Type 485BPOS on October 29, 2007 (Accession No. 0000930413-07-008233).